UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 3, 2024

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

	230 Park Avenue
New York		New York	10169
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 Par Value	VOYA	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 5.35% Fixed-Rate Non-Cumulative Preferred Stock, Series B, $0.01 par value	VOYAPrB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2024, Voya Financial, Inc. (the “Company”) announced that Don Templin, Executive Vice President and Chief Financial Officer, informed the Company of his decision to retire from the Company. To facilitate a smooth transition of his responsibilities, Mr. Templin will step down from his position as Executive Vice President and Chief Financial Officer, effective at the close of business on December 31, 2024, and will continue serving as a strategic advisor to the Company, in a non-executive officer role, until his retirement in the first quarter of 2025.

Michael Katz, age 48, will assume the role of Executive Vice President and Chief Financial Officer of the Company, effective January 1, 2025. Mr. Katz currently serves as Executive Vice President, Finance, of the Company, a position he has held since November 2022. Prior to this, he served as Chief Strategy, Planning and Investor Relations Officer from January 2020 (as an Executive Vice President from March 2021), and as Senior Vice President, Head of Investor Relations and Enterprise FP&A from March 2018. Prior to that, Mr. Katz was the Chief Financial Officer for Voya’s Annuities, Individual Life and Employee Benefits businesses. Mr. Katz joined the Company in 2004 and has held positions of increasing responsibility in finance, product development, capital management, actuarial and business strategy.

There is no family relationship between Mr. Katz and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Katz that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act. As of the time of the filing of this report, the Company has not entered into any material plan, contract or arrangement providing for Mr. Katz’s compensation in connection with his appointment as Executive Vice President and Chief Financial Officer or for Mr. Templin’s compensation in connection with his role as a strategic advisor, and any such arrangement will be disclosed within four business days thereof.

Item 7.01	Regulation FD Disclosure

On September 4, 2024, the Company issued a press release announcing the Chief Financial Officer succession described above in Item 5.02, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information provided pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Voya Financial, Inc. dated September 4, 2024 (furnished and not filed)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc. (Registrant)

By:	/s/ My Chi To
Name:	My Chi To
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: September 4, 2024